Exhibit 99.1

Rigetti Computing Reports First Quarter 2024 Financial Results

BERKELEY, Calif., May 9, 2024 (GLOBE NEWSWIRE) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

●	Total revenues for the three months ended March 31, 2024 were $3.1 million
●	Total operating expenses for the three months ended March 31, 2024 were $18.1 million
●	Operating loss for the three months ended March 31, 2024 was $16.6 million
●	Net loss for the three months ended March 31, 2024 was $20.8 million
●	During the period from January 1 - May 9, 2024, raised $32.9 million from the sale of 23 million shares under our prior Common Stock Purchase Agreement with B. Riley and our current ATM program, including $23.9 million raised in the three months ended March 31, 2024
●	As of March 31, 2024 cash, cash equivalents and available-for-sale securities totaled $102.8 million

Technology Roadmap and QPU Performance

Rigetti has achieved a 99.3% median 2-qubit gate fidelity on its 9-qubit Ankaa™-class quantum system, which gives the Company confidence that it will reach 99+% on its anticipated 84-qubit Ankaa-3 system, which it plans to deploy by the end of the year. Rigetti plans to develop the 336-qubit Lyra™ system thereafter.

Business and Partnership Updates

Rigetti sells Novera™ QPU to Horizon Quantum Computing

Rigetti continues to grow its on-premises quantum processor unit (QPU) sales with the delivery of a Novera QPU to Horizon Quantum Computing in April 2024. This is the Company’s first QPU located in Singapore. The Novera QPU will be installed in Horizon Quantum Computing’s new hardware testbed in Singapore, and will be Horizon’s first quantum computing system. The system is expected to be installed by early 2025.

“We are witnessing the emergence of a vibrant on-premises quantum computing market. Quantum computing researchers need hands-on access to quantum technology to gain a deeper understanding of how to work towards useful quantum computing. We launched the Novera QPU to address this need — and we are thrilled that our longtime partners at Horizon selected our hardware to advance their quantum computing journey,” said Dr. Subodh Kulkarni, Rigetti CEO.

The first Novera QPU sales were to leading US government labs — the Superconducting Quantum Materials and Systems Center (SQMS) led by Fermilab, and the Air Force Research Lab (AFRL).

Partnership program launches to support on-premises quantum ecosystem

In April 2024 Rigetti launched the Novera QPU Partner Program. The Novera QPU Partner Program aims to enable high-performing, on-premises quantum computing by creating an ecosystem of quantum computing hardware, software, and service providers who build and offer integral components of a functional quantum computing system. Novera QPU customers can work with Novera QPU partners to build a quantum computer powered by the Novera QPU that satisfies their system requirements and quantum computing research objectives.

The founding members of the Novera QPU Partner Program include some of Rigetti’s most long-time partners and are leaders in their respective areas of quantum computing technology:

●	Cryogenics:
○	Bluefors
●	Control Systems:
○	Quantum Machines
○	Zurich Instruments
●	Software:
○	Classiq
○	Horizon Quantum Computing
○	Q-CTRL

○	Riverlane
○	Strangeworks
●	Integration and Service Providers:
○	TreQ
○	ParTec AG
●	QEC Solutions:
○	Riverlane

Rigetti intends on growing the Novera QPU Partner Program with additional partners on an ongoing basis.

“With the Novera QPU, we have a unique opportunity to support the development of on-premises quantum computing capabilities worldwide. At Rigetti, we are experts at overcoming the challenges of building, installing, and supporting a quantum computing system. After a decade in the quantum computing industry, we’ve also forged long-lasting partnerships with world-leading quantum technology companies whose collaborations and expertise have helped us advance our capabilities even further. We want to empower Novera QPU customers with an ecosystem of our trusted partners to support their own quantum computing research pursuits, and to help prepare us for a quantum-ready society,” said Dr. Kulkarni

Conference Call and Webcast

Rigetti will host a conference call later today, May 9, 2024, at 5:00 p.m. ET, or 2:00 p.m. PT, to discuss its first quarter 2024 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/e9em4ndr%5D or the “Events & Presentations” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register.vevent.com/register/BIdaa8078c889a462ca4919e4e9290baf6. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti
Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Contacts
Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to the success and performance, including anticipated future performance improvements, of the Ankaa-2 system, including the 9-qubit Ankaa system, its ability to improve 2-qubit gate fidelity performance on future systems, expectations related to the Company’s ability to achieve milestones including developing the Ankaa-3 84-qubit system and the 336-qubit Lyra system on the anticipated timing or at all; future sales or leases of the Novera QPU, customer adoption of the Ankaa-2 system and Novera QPU, the success of, benefits of and future sales related to the Novera QPU Partner Program; expectations with respect to a vibrant on-premises quantum computing market and the needs and benefits thereof; expectations with respect to a quantum-ready society; expectations with respect to the Company’s partners and customers and the quantum computing plans and activities thereof; the Company’s expectations with respect to its unique position to tackle the challenges of building a quantum computer capable of addressing real-world problems and practical quantum computing; the Company’s expectations with respect to the timing of next generation systems; the Company’s expectations with respect to the anticipated stages of quantum technology maturation, including its ability to develop a quantum computer that is able to solve a practical, operationally relevant problem significantly better, faster, or cheaper than a current classical solution and achieve quantum advantage on the anticipated timing or at all. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the ability of the Company to expand its QPU sales and the Novera QPU Partnership Program; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions and the state of war between Israel and Hamas and related threat of a larger conflict), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$35,098	$21,392
Available-for-sale investments	67,661	78,537
Accounts receivable	4,706	5,029
Prepaid expenses and other current assets	2,579	2,709
Total current assets	110,044	107,667
Property and equipment, net	44,610	44,483
Operating lease right-of-use assets	7,243	7,634
Other assets	218	129
Total assets	$162,115	$159,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,822	$5,772
Accrued expenses and other current liabilities	5,892	8,563
Deferred revenue	129	343
Current portion of debt	12,814	12,164
Current portion of operating lease liabilities	2,219	2,210
Total current liabilities	24,876	29,052
Debt, less current portion	6,496	9,894
Operating lease liabilities, less current portion	5,880	6,297
Derivative warrant liabilities	5,510	2,927
Earn-out liabilities	3,776	2,155
Total liabilities	46,538	50,325
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 165,310,938 shares issued and outstanding at March 31, 2024 and 147,066,336 shares issued and outstanding at December 31, 2023	16	14
Additional paid-in capital	489,955	463,089
Accumulated other comprehensive income	138	244
Accumulated deficit	(374,532)	(353,759)
Total stockholders’ equity	115,577	109,588
Total liabilities and stockholders’ equity	$162,115	$159,913

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$3,052	$2,201
Cost of revenue	1,552	510
Total gross profit	1,500	1,691
Operating expenses:
Research and development	11,471	13,707
Selling, general and administrative	6,614	9,013
Restructuring	—	991
Total operating expenses	18,085	23,711
Loss from operations	(16,585)	(22,020)
Other income (expense), net
Interest expense	(1,107)	(1,464)
Interest income	1,123	1,284
Change in fair value of derivative warrant liabilities	(2,583)	(873)
Change in fair value of earn-out liabilities	(1,621)	(281)
Total other income (expense), net	(4,188)	(1,334)
Net loss before provision for income taxes	(20,773)	(23,354)
Provision for income taxes	—	—
Net loss	$(20,773)	$(23,354)
Net loss per share attributable to common stockholders - basic and diluted	$(0.14)	$(0.19)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	151,855	124,778

RIGETTI COMPUTING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(20,773)	$(23,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,787	2,089
Stock-based compensation	2,991	1,703
Change in fair value of earn-out liabilities	1,621	281
Change in fair value of derivative warrant liabilities	2,583	873
Change in fair value of forward contract	—	1,100
Impairment of deferred offering costs	—	742
Accretion of available-for-sale securities	(855)	(506)
Amortization of debt issuance costs, commitment fees and accretion of debt end-of-term liabilities	298	391
Non-cash lease expense	391	379
Changes in operating assets and liabilities:
Accounts receivable	323	915
Prepaid expenses, other current assets and other assets	435	693
Deferred revenue	(214)	(402)
Accounts payable	334	(484)
Accrued expenses and operating lease liabilities	(2,060)	32
Net cash used in operating activities	(13,139)	(15,548)
Cash flows from investing activities:
Purchases of property and equipment	(5,493)	(4,804)
Purchases of available-for-sale securities	(27,287)	(38,528)
Maturities of available-for-sale securities	39,000	28,346
Net cash provided by (used in) investing activities	6,220	(14,986)
Cash flows from financing activities:
Payments of principal of notes payable	(3,045)	(1,798)
Proceeds from sale of common stock from sales through Common Stock Purchase Agreement	12,838	—
Proceeds from sale of common stock from sales through At-The-Market (ATM) Offering	11,031	—
Payments of offering costs	(174)	(107)
Proceeds from issuance of common stock upon exercise of stock options and warrants	60	751
Net cash provided by (used in) financing activities	20,710	(1,154)
Effects of exchange rate changes on cash and cash equivalents	(85)	(83)
Net (decrease) increase in cash and cash equivalents	13,706	(31,771)
Cash and cash equivalents – beginning of period	21,392	57,888
Cash and cash equivalents – end of period	$35,098	$26,117
Supplemental disclosures of other cash flow information:
Cash paid for interest	$811	$1,072
Non-cash investing and financing activities:
Capitalization of deferred costs to equity upon share issuance	52	13
Purchases of property and equipment recorded in accounts payable	1,115	210
Purchases of property and equipment recorded in accrued expenses	—	120
Purchases of deferred offering costs in accounts payable	273	—
Unrealized Gain (Loss) on short term investments	(18)	238